Exhibit 23.1

LOGO of Rose Snyder & Jacobs

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2010, with respect to the consolidated financial statements of MMRGlobal, Inc. (formerly MMR Information Systems, Inc.) and Subsidiary, as of and for the years ended December 31, 2009 and 2008, which report appears in the December 31, 2009 Annual Report on Form 10-K of MMRGlobal, Inc. (formerly MMR Information Systems, Inc.).

/s/ Rose, Snyder & Jacobs

Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California

August 4, 2010